Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-101243, 333-101265, 333-125667, 333-131164, 333-140939, 333-155757, 333-165078, 333-172463, 333-179700, 333-186951 and 333-194269) of Zimmer Biomet Holdings, Inc. of our report dated January 27, 2016 relating to the financial statements of LVB Acquisition, Inc. and subsidiaries, which appears in this Current Report on Form 8-K of Zimmer Biomet Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

January 27, 2016